UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 1, 2012

Date of Report (Date of Earliest Event Reported)

KMP Futures Fund I LLC

(Exact name of Registrant as Specified in its Charter)

Delaware	000-53816	13-7075398
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 King Street, Rye Brook, New York 10573

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (914) 307-7000

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 5, 2012, KMP Futures Fund I LLC (the “Registrant”) distributed a notice to its Members explaining that as of November 1, 2012 (the “Effective Date”), the Registrant will be terminating its investment in CTA Choice GRM (“GRM”) and will be allocating approximately one-half of its net assets into CTA Choice EGLG (“EGLG”). Both GRM and EGLG are affiliates of the Registrant and each is a segregated series of CTA Choice Fund LLC (“CTA Choice”), a Delaware limited liability company. Eagle Trading Systems Inc. is the commodity trading advisor for EGLG and manages the assets pursuant to its Eagle Global Program. A copy of the notice is being furnished as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Notice to Members dated November 5, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant in the capacities indicated on November 5, 2012.

KMP FUTURES FUND I LLC

By:	Kenmar Preferred Investments, L.P.
its Managing Member

Date: November 5, 2012	By:	/s/ Lisa Roitman
		Name:	Lisa Roitman
		Title:	Senior Vice President and General Counsel